                                                                      EXHIBIT 23
                                                                      ----------


                          Consent of Ernst & Young LLP


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-26767) pertaining to the Greif Bros. Corporation 1996 Directors Stock Option Plan, (Form S-8 No. 333-26977) pertaining to the Greif Bros. Corporation Incentive Stock Option Plan, (Form S-8 No. 333-35048) pertaining to the Greif Bros. 401(k) Retirement Plan and Trust, (Form S-8 No. 333-46134) pertaining to the Greif Bros. Corporation Production Associates 401(k) Retirement Plan and Trust, (Form S-8 No. 333-46136) pertaining to the Greif Bros. Riverville Mill Employee Retirement Savings Plan and Trust, (Form S-8 No. 333-61058) pertaining to the Greif Bros. Corporation 2000 Nonstatutory Stock Option Plan, and (Form S-8 No. 333-61068) pertaining to the Greif Bros. Corporation 2001 Management Equity Incentive and Compensation Plan, of our report dated December 12, 2001 with respect to the consolidated financial statements and the financial statement schedule of Greif Bros. Corporation included in this Annual Report (Form 10-K) of Greif Bros. Corporation for the year ended October 31, 2001.


/s/ Ernst & Young LLP

Columbus, Ohio
January 25, 2002